UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8–K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): September 3, 2014
THE WET SEAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35634	33-0415940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26972 Burbank Foothill Ranch, CA 92610
(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code:
(949) 699-3900

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On September 3, 2014, Ms. Christine Lee was designated a participant in the Company’s Amended and Restated Severance and Change in Control Plan (the “Plan”) as amended by the terms of Ms. Lee’s Participation Agreement. A copy of the terms of the Plan was attached as Exhibit 10.1 to the Company’s Current Report on Form 8-k dated August 26, 2014, and is incorporated herein by reference. Ms. Lee’s Participation Agreement amended Section 5.2 of the Plan such that if in connection with a Change in Control, any of Ms. Lee’s outstanding and unvested Performance Share Units (“PSUs”) are not assumed or converted into an economically equivalent award with respect to the securities of the acquiring or successor company, then 1/3 of the Initial PSU Grant to the extent then outstanding and unvested will vest immediately prior to the Change in Control. In addition, if in connection with a Change of Control, any of Ms. Lee’s unvested Initial PSU’s are assumed and converted into an economically equivalent award, however, the Change in Control occurs before the end of the applicable performance period or Ms. Lee’s employment is terminated in a Covered Termination within one year of the Change in Control, then 1/3 of the Initial PSU Grant to the extent then outstanding and unvested will vest.

The foregoing description of the Amended and Restated Severance and Change in Control Plan is not complete and is qualified in its entirety by reference to Ms. Lee’s Participation Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

EXHIBIT
NUMBER	DESCRIPTION
10.1	Participation Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WET SEAL, INC. (Registrant)

Date: September 5, 2014	By:	/s/ Steven H. Benrubi
	Name:	Steven H. Benrubi
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION
10.1	Participation Agreement